UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 23, 2020

LORD GLOBAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 001-36877

Nevada	45-3942184
(State of Incorporation)	(I.R.S. Employer Identification No.)

318 N Carson Street, Suite 208, Carson Sity, NV	89701
(Address of Registrant’s Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: (816) 304-2686

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2020, Lord Global Corporation, OTC: LRDG (“Lord Global” or the “Registrant”) received the resignation of Ms. Alexandra Aizenshtadt as Chairperson of the Registrant Board of Directors. Ms. Aizenshtadt stated in her letter of resignation, a copy of which is attached as Exhibit 17.1 hereto, that she had no disagreements with the operations, policies or practices of the Registrant The reason for her resignation was based upon the fact that Ms. Aizenshtadt no longer resides in the United States and, as a result, is unable to devote the time required to service as Chairperson of the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.1	Letter of Resignation of Ms. Aizenshtadt dated December 23, 2020, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lord Global Corporation

By:	/s/ Joseph Frontiere
Name:	Joseph Frontiere
Title:	Chief Executive Officer

Date: April 21, 2021